Exhibit 15.1
May 17, 2007
Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549
Commissioners:
     We are aware that our report dated May 3, 2007 on our review of interim financial information of Baxter International Inc. for the three month periods ended March 31, 2007 and March 31, 2006 and included in the Company’s quarterly report on Form 10-Q for the quarter ended March 31, 2007 is incorporated by reference in its Registration Statement on Form S-8 dated May 17, 2007.
Very truly yours,
/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP